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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)          June 1, 1998
                                                  ----------------------------



                              Travelers Group Inc.
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             (Exact name of registrant as specified in its charter)


    Delaware                  1-9924                    52-1568099
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    (State or other         (Commission               (IRS Employer
    jurisdiction of         File Number)              Identification No.)
    incorporation)

                 388 Greenwich Street, New York, New York 10013
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               (Address of principal executive offices) (Zip Code)

                                 (212) 816-8000
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              (Registrant's telephone number, including area code)


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                              TRAVELERS GROUP INC.
                           Current Report on Form 8-K


Item 5.  Other Events.


         On June 1, 1998, Travelers Group Inc. ("Travelers Group") and The Nikko Securities Co., Ltd. ("Nikko") announced their intention to form a global strategic alliance.

         The proposed agreement calls for the formation of a joint venture, to be called Nikko Salomon Smith Barney Limited, which will provide investment banking, sales and trading and research services for corporate and institutional clients in Japan and overseas. It will combine the Japanese institutional and corporate business of Travelers Group's Salomon Smith Barney unit with Nikko's domestic and international institutional and corporate business. Nikko's retail business and other activities, including asset management, will remain under Nikko's management.

         In addition, Travelers Group will purchase 9.5% of Nikko's outstanding common stock, plus bonds convertible into an additional 15.5% common equity interest in Nikko on a fully diluted basis, for a purchase price of approximately 220 billion Yen or $1.6 billion.

         Nikko Salmon Smith Barney will be headquartered in Tokyo and will maintain offices and staff worldwide. Nikko Securities intends to review its overall international operations in order to maximize the potential for synergy and further integration with Salomon Smith Barney's operations worldwide.

         A definitive joint venture agreement is expected to be signed by the end of August 1998, and it is anticipated that the joint venture will be operational in January 1999, subject to applicable regulatory approval.





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                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  June 8, 1998
                                                TRAVELERS GROUP INC.


                                                By: /s/ Irwin Ettinger
                                                  ________________________
                                                  Irwin Ettinger
                                                  Executive Vice President











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